UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 26, 2016

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REALPAGE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 26, 2016, RealPage, Inc. (the “Company”) executed an amendment (the “Amendment”) to the Credit Agreement dated September 30, 2014 (as amended, the “Credit Agreement”) with each of the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Amendment amends certain terms of the existing credit agreement to provide for an incremental $125 million term loan (the “Term Loan”) that is coterminous with the existing revolving facility which matures on September 30, 2019. With the new Term Loan and the existing $200 million revolving facility, the Credit Agreement now includes $325 million of drawn or available credit. Principal payments on the Term Loan are $0.8 million, due quarterly, with interest in arrears, and the first payment is due on June 30, 2016. Beginning June 30, 2017, the quarterly principal amount for the Term Loan increases to $1.6 million for the next eight quarterly payments. In the final year of the Term Loan, a quarterly principal payment of $3.1 million is due on June 30, 2019 with any remaining principal due at the Term Loan maturity date of September 30, 2019. The Term Loan is subject to mandatory repayment requirements if certain asset sales or insurance or condemnation events occur, subject to customary reinvestment provisions. The Company may prepay the Term Loan in whole or in part at any time, with prepayment amounts to be applied to remaining scheduled principal amortization payments as specified by the Company. The Amendment also permits the Company to elect to increase the maximum permitted Consolidated Net Leverage Ratio (as defined in the Credit Agreement) on a one-time basis following the issuance of convertible notes or high yield notes in an initial principal amount of at least $150 million. In conjunction with the execution of the Amendment, the Company paid debt issuance costs of $0.6 million.

Term Loan proceeds were used to repay $34 million of borrowings previously outstanding under the revolving facility of the Credit Agreement and will be used to fund the acquisition of NWP Services Corporation and for other working capital purposes. Except as amended, all of the existing terms of the Credit Facility remain in place. As of the date of this Form 8-K, the $125 million Term Loan is fully drawn and no amounts are drawn under the available $200 million revolving facility. All of the obligations of the Credit Facility, including the Term Loan, are secured by substantially all the Company’s assets and guaranteed by the Company’s existing and future domestic subsidiaries except certain excluded subsidiaries, as provided in the Credit Agreement.

The Company intends to file the Amendment with its quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2016.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On February 26, 2016, the Company issued a press release announcing that the Company entered into the Amendment. A copy of the press release is furnished herewith as Exhibit 99.1. The information furnished in this Current Report under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed

“filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
99.1	RealPage, Inc. Press Release dated February 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date: February 26, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	RealPage, Inc. Press Release dated February 26, 2016.